UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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TUBEMOGUL, INC.

(Name of Registrant as Specified In Its Charter)

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April 29, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (Annual Meeting) of TubeMogul, Inc. (TubeMogul, the Company, we or our) to be held at our principal executive offices, located at 1250 53rd Street, Suite 2, Emeryville, California 94608, on June 16, 2016 at 11:00 a.m. Pacific Time.

Details regarding the business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Brett Wilson

President and Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 A.M. Pacific Time on Thursday June 16, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of TubeMogul, Inc., a Delaware corporation (TubeMogul, the Company, we or our), will be held on June 16, 2016 at 11:00 a.m., Pacific Time, at our principal executive offices, located at 1250 53rd Street, Suite 2, Emeryville, California 94608, for the following purposes:

1.	To elect one Class II director to hold office for a 3-year term and until his respective successor is elected and qualified.
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on April 18, 2016 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1250 53rd Street, Suite 2, Emeryville, California 94608.

A Notice of Internet Availability of Proxy Materials (Internet Notice) is being mailed to stockholders of record as of the record date beginning on or about April 29, 2016. The Internet Notice contains instructions on how to access our proxy materials, including our proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (Annual Report), over the Internet. The Internet Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

If you receive your Annual Meeting materials by mail, the Notice of Annual Meeting of Stockholders, proxy statement, Annual Report and proxy card will be enclosed. If you receive your proxy materials via email, the email will contain voting instructions and links to the Annual Report and proxy statement on the Internet, both of which are available at www.viewproxy.com/tubemogul/2016.

Please note that space limitations may make it necessary to limit attendance only to stockholders. Registration will begin at 10:30 a.m., and seating will be available at approximately 10:45 a.m. Each stockholder may be asked to present valid government issued picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (street name holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

By order of the Board of Directors,

Eric Deeds
General Counsel and Secretary

Emeryville, California
April 29, 2016

IMPORTANT: Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2016: This proxy statement and our Annual Report are available at www.viewproxy.com/tubemogul/2016.

i

TUBEMOGUL, INC.
1250 53RD STREET, SUITE 2

EMERYVILLE, CALIFORNIA 94608

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS

TO BE HELD JUNE 16, 2016

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Proxy Materials

1.	Why am I receiving these materials?

Our Board of Directors has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at TubeMogul’s Annual Meeting, which will take place on June 16, 2016 at 11:00 a.m., Pacific Time, at our principal executive offices. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.

2.	What is included in these materials?

The proxy materials include:

•	Our proxy statement for the Annual Meeting;
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (Annual Report); and
•	The proxy card or a voting instruction card for the Annual Meeting.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Internet Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice.

5.	How can I access the proxy materials over the Internet?

The Internet Notice, proxy card or voting instructions card will contain instructions on how to:

•	Access and view our proxy materials for the Annual Meeting over the Internet and vote your shares; and
•	Instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our website at http://investor.tubemogul.com/annuals-proxies.cfm.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

6.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Certain stockholders who share an address are being delivered only one copy of the proxy materials. You may receive additional copies of this proxy statement without charge by sending a written request to our Secretary at 1250 53rd Street, Suite 2, Emeryville, California 94608, and we will promptly send you what you have requested.

Voting Information

7.	What items of business will be voted on at the Annual Meeting?

You will be voting on:

•	The election of one Class II director to hold office for a three-year term and until his respective successor is elected and qualified.
•	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
•	Any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

8.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR the election of the director nominated by our Board of Directors and named in this proxy statement as Class II director to serve for a three-year term.
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

9.	Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 18, 2016 (Record Date) will be entitled to vote at the Annual Meeting. As of the Record Date, 35,720,345 shares of common stock were outstanding and entitled to vote. Stockholders do not have the right to cumulate their votes in the election of directors.

10.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent registered public accounting firm) but may not vote your shares with respect to any non-routine matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.

11.	How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, then you can vote in one of the following ways:

•

You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Internet Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Pacific Time on June 15, 2016. Alternatively, you may request a printed proxy card by telephone at (877) 777 2857, over the Internet at www/viewproxy.com/tubemogul/2016, or by email at requests@viewproxy.com, and follow the instructions under the heading “You may vote by mail” immediately below.

•

You may vote by mail. If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than June 15, 2016. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR each of Proposals No. 1 and 2.

•

You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed below, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

12.	What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our bylaws and Delaware law. The holders of a majority of the shares of our capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

13.	How many votes are needed for approval of each proposal?

The following table sets forth the voting requirement with respect to each of the proposals:

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTE ALLOWED
Proposal 1: Election of one Class II director	Plurality of the votes cast by the stockholders entitled to vote at the election. This means the nominee who receives the highest number of affirmative votes will be elected.	NO

Proposal 2: The ratification of KPMG LLP as our independent registered public accounting firm	Majority of shares entitled to vote and present in person or represented by proxy.	YES

14.	What are the effects of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “Withhold” will have no effect on Proposal No. 1 regarding election of the director. For Proposal No. 2, abstentions will have the same effect as negative votes. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares on Proposal No. 2 regarding ratification of our independent registered public accounting firm, but will not be permitted to vote your shares of common stock with respect to Proposal No. 1 regarding election of the director unless you provide instructions as to how your shares should be voted.

If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares of common stock on Proposal No. 1 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

15.	What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted as recommended by our Board of Directors. Please see “How does the Board of Directors recommend that I vote?” for more information.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal No. 1 is a non-routine matter, while Proposal No. 2 is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” above.

16.	Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	returning a later-dated proxy card;
•	notifying the Secretary of TubeMogul, Inc., in writing, at 1250 53rd Street, Suite 2, Emeryville, California 94608; or
•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

17.	Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TubeMogul or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. If stockholders provide written comments on their proxy cards, the comments will be forwarded to TubeMogul.

18.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K report to be filed with the SEC within four business days of the Annual Meeting.

Attending the Annual Meeting

19.	Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?

Stockholders of Record. If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.

Beneficial Owners. If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or other nominee, who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. You may be asked to present government-issued photo identification for entrance into the Annual Meeting. You will also be asked to provide proof of beneficial ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.

20.	What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. TubeMogul does not currently anticipate that any other matters will be raised at the Annual Meeting.

21.	Who will bear the cost of soliciting votes for the Annual Meeting?

TubeMogul will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Stockholder Proposals, Director Nominations, and Related Bylaw Provisions

22.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder proposals. Stockholders may present proper proposals for inclusion in TubeMogul’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to TubeMogul’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, the Secretary of TubeMogul must receive the written proposal at our principal executive offices no later than December 30, 2016; provided, however, that in the event that we hold our 2017 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if practicable, by any means reasonably determined to inform stockholders. In addition, proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

TubeMogul, Inc.

Attn: Secretary

1250 53rd Street, Suite 2

Emeryville, California 94608

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2017 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 16, 2017; and
•	not later than the close of business on March 18, 2017;

In the event that we hold our 2017 annual meeting of stockholders more than thirty (30) days before or after the one-year anniversary date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 90th day prior to such annual meeting, or
•	the 10th day following the date on which public announcement of the date of such meeting is first made.

Nomination of Director Candidates. You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Secretary of TubeMogul at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Stockholder Recommendations and Nominees” on page

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder proposals” for stockholder proposals that are not intended to be included in our proxy statement.

23.	How can I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

You may obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and director nominations by writing to the Secretary of TubeMogul.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of six members. We have a classified Board of Directors consisting of two Class I directors, one Class II director and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The term of the Class II director will expire on the date of the upcoming Annual Meeting. Accordingly, one person is to be elected to serve as the Class II director of the Board of Directors at the Annual Meeting.

The following table sets forth the name, age and certain other information for the director with a term expiring at the Annual Meeting (who is also nominee for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors as of April 29, 2016:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director with Term expiring at the Annual Meeting/Nominee
David Toth	II	59	Director	2008	2016	2019
Continuing Directors
Brett Wilson	I	42	Chief Executive Officer, President and Director	2007	2018	__
Ashu Garg	I	46	Director	2010		__
Ajay Chopra	III	59	Director	2009		__
Russell Fradin	III	39	Director	2012		__
Jack Lazar	III	50	Director	2013		__

Nominee for Director

David Toth has served on our Board of Directors since July 2007. He co-founded NetRatings, a leading provider of Internet audience information and analysis, in 1997 and served as its President and Chief Executive Officer until 2003. Prior to forming NetRatings, Mr. Toth was a Vice President at Hitachi Computer Products where he led the Network Products Group and was responsible for the development, sales and marketing of numerous hardware and software products. Mr. Toth is a member of the boards of directors of several private companies. Mr. Toth holds a B.S. in Electrical Engineering from the University of Pittsburgh. We have determined that Mr. Toth is qualified to serve as a member of our Board of Directors because of his experience as a technology company executive in the digital media sector.

Continuing Directors

Brett Wilson co-founded TubeMogul and has served as our President and Chief Executive Officer since our inception in March 2007. Prior to founding TubeMogul, he founded YouCanSave.com, an e-commerce company, in August 1999 and served as its President until August 2004. Mr. Wilson also worked as a technology consultant at Accenture from 1996 to 1999 leading large financial system implementations. Mr. Wilson holds a B.S. in Business Administration from California State University, Chico and an M.B.A. from the Haas School of Business at the University of California, Berkeley. We have determined that Mr. Wilson’s perspective, operational and historical expertise gained from his experience as our co-founder, President, Chief Executive Officer and one of our largest stockholders, make him a critical member of our Board of Directors.

Ajay Chopra has served on our Board of Directors since April 2009. Mr. Chopra is currently a General Partner at Trinity Ventures, an early stage venture firm, which he joined in 2006. Prior to joining Trinity Ventures, Mr. Chopra co-founded Pinnacle Systems Inc., a media technology company, in 1986, and served in a variety of roles at various times while at Pinnacle, including as President and Chief Executive Officer, Chairman of the Board, and Chief Operations Officer, until it was acquired by Avid Technology Inc. in August 2005. Mr. Chopra holds a B.S. in Electrical Engineering from Birla Institute of Technology and Science in India and an M.S. in Electrical Engineering from Stony Brook University. As an active venture capital investor, Mr. Chopra is a member of the boards of directors of several private technology companies and serves as a member of the audit committee or compensation committee on some of these boards. We have determined that Mr. Chopra is qualified to serve as a member of our Board of Directors because of his experience in both managing and evaluating companies as an executive officer, board member and investor.

Russell Fradin has served on our Board of Directors since July 2012. Mr. Fradin is the co-founder and has served as Chief Executive Officer of Dynamic Signal Inc., a marketing company, since November 2010. From October 2005 to April 2010, Mr. Fradin co-founded and served as Chief Executive Officer of Adify Corporation, an on-line advertising company sold to Cox Enterprises. Prior to founding Adify, Mr. Fradin held executive positions with Wine.com, comScore and FlyCast Communications. Mr. Fradin is an active angel investor and serves on a number of boards of directors of private companies. Since July 2014, Mr. Fradin has served as a member of the Board of Directors of comScore. Mr. Fradin holds a B.S. in Economics from the Wharton School at the University of Pennsylvania. We have determined that Mr. Fradin is qualified to serve as a member of our Board of Directors because of the breadth of his operational background and experience as an executive and director at a diverse range of digital media and online marketing companies.

Ashu Garg has served on our Board of Directors since September 2010. Mr. Garg is currently a General Partner at Foundation Capital, LLC, an early stage venture firm, which he joined in 2008. Mr. Garg currently serves on the boards of directors of several private technology companies. From 2003 to 2008, Mr. Garg served as General Manager of various groups at Microsoft Corporation. In addition, Mr. Garg also worked with McKinsey & Company serving technology clients across Asia and North America. Mr. Garg holds a B.S. in Technology Engineering from the Indian Institute of Technology at New Delhi and an M.B.A. from the Indian Institute of Management at Bangalore. We have determined that Mr. Garg is qualified to serve as a member of our Board of Directors because of his extensive experience in the venture capital industry and his knowledge of technology companies, especially in the digital media and online video sectors.

Jack Lazar has served on our Board of Directors since October 2013. Mr. Lazar served as the Chief Financial Officer at GoPro, a provider of wearable and mountable capture devices, from January 2014 to March 2016. In addition, Mr. Lazar has served on the board of directors and on the audit committee of Silicon Labs, a semiconductor company since April 2013. From May 2011 to January 2013, Mr. Lazar was Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc. From September 2003 until the acquisition of Atheros Communications, Inc., a publicly traded provider of communications semiconductor solutions, by Qualcomm in May 2011, Mr. Lazar served in various positions at Atheros, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University. We have determined that Mr. Lazar is qualified to serve as a member of our Board of Directors because of his strong financial and operational expertise gained from his experience as a technology company executive and consultant.

Director Independence

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that, other than Brett Wilson, our President and Chief Executive Officer, each of the current members of the Board of Directors is an “independent director” under the applicable rules and regulations of the Securities and Exchange Commission (SEC) and the listing requirements and rules of NASDAQ.

Board Leadership Structure

Our Board of Directors has adopted Corporate Governance Guidelines to promote the functioning of the board and its committees. These guidelines address the role of the board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

To date, the Board of Directors has not appointed a Chairman of the Board. If a Chairman of the Board were to be appointed, our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the Board of Directors is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. Mr. Toth was appointed as our lead independent director of the Board of Directors in February 2016. As lead independent director, Mr. Toth presides at executive sessions of the independent directors, serves as a liaison between management and the independent directors, and raises issues with management on behalf of the independent directors, when appropriate.

Risk Management

Risk is inherent with every business, and we face a number of risks, including general economic risks, operational risks, financial risks, competitive risks and reputational risks. Management is responsible for the day-to-day management of those risks, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. While the full Board of Directors is charged with ultimate oversight responsibility for risk management, committees of the Board of Directors have responsibilities with respect to various aspects of risk oversight. In particular, the Audit Committee plays a significant role in monitoring and assessing the Company’s financial and operational risks. The Audit Committee reviews and discusses with management areas of financial risk exposure and steps management has taken to monitor and control such exposure. The Audit Committee is also responsible for establishing and administering the Company’s Code of Business Conduct and Ethics and reviewing and approving transactions between the Company and any related parties. The Compensation Committee monitors and assesses risks associated with the Company’s compensation policies, and oversees the development of incentives that encourage a level of risk-taking consistent with the Company’s overall strategy. The Nominating and Corporate Governance Committee has oversight responsibility for corporate governance risks, including risks associated with director independence.

Executive Sessions

It is the policy of our Board of Directors that our independent directors will meet periodically in executive sessions. In normal circumstances, executive sessions shall be scheduled as a part of all regular Board of Directors meetings, and, in any event, such sessions shall be held not less than twice during each calendar year.

Meetings of the Board of Directors and Committees

The Board of Directors held five meetings during the fiscal year ended December 31, 2015. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served during that period.

The following table sets forth the standing committees of the Board of Directors and the members of each committee as of the date that this proxy statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Ajay Chopra	X	X
Russell Fradin		X	Chair
Ashu Garg			X
Jack Lazar	Chair		X
David Toth	X	Chair

Audit Committee

Our Audit Committee is currently comprised of Messrs. Chopra, Lazar and Toth. Mr. Lazar serves as our Audit Committee chairperson. Our Audit Committee met four times during 2015. Our Board of Directors has determined that all of the members of the Audit Committee possess the level of financial literacy and sophistication required under the listing standards of NASDAQ, and that Mr. Lazar is an audit committee financial expert as defined by SEC rules. Our Board of Directors has also determined that Messrs. Chopra, Lazar and Toth satisfy the independence requirements of audit committee members under the applicable rules and regulations of the SEC and the listing standards of NASDAQ.

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	ensuring the independence and performance of our independent registered public accounting firm;
•	reviewing, with our independent registered public accounting firm, all critical accounting policies and procedures;
•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;
•

reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and any certification, report, opinion or review rendered by our independent registered public accounting firm;

•	reviewing and investigating conduct alleged to be in violation of our code of conduct;
•	reviewing and approving related party transactions;
•	preparing the Audit Committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

Compensation Committee

Our Compensation Committee is currently comprised of Messrs. Chopra, Fradin and Toth, each of whom satisfies the independence requirements under the applicable rules and regulations of the SEC and the listing standards of NASDAQ. Mr. Toth serves as our Compensation Committee chairperson. Our Compensation Committee met six times during 2015. In addition, each member of our Compensation Committee qualifies as a “non-employee director” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•	reviewing and approving the following compensation for our Chief Executive Officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards, benefits and perquisites;
•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;
•	recommending compensation programs for directors;
•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;
•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and
•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.

The Compensation Committee is authorized to obtain advice of one or more compensation advisors, as it sees fit, in connection with performance of its duties. In October 2014, the Compensation Committee selected Compensia, a national compensation consultant, to serve as an independent advisor to the Compensation Committee regarding executive compensation matters on an ongoing basis. The Compensation Committee engaged Compensia to conduct an executive compensation assessment and to assist with other compensation governance items as requested, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. The engagement of any compensation consultant rests exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. The Compensation Committee periodically assesses Compensia’s independence and believes that Compensia does not have any conflicts of interest that would prevent Compensia from providing independent and objective advice to the Compensation Committee under applicable SEC or NASDAQ rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Fradin, Garg and Lazar, each of whom satisfies the independence requirements under applicable rules and regulations of the SEC and the listing standards of NASDAQ. Mr. Fradin serves as our Nominating and Corporate Governance Committee chairperson. Our Nominating and Corporate Governance Committee acted by unanimous written consent on one occasion in 2015.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;
•	developing, recommending and reviewing corporate governance principles and a code of conduct applicable to us;
•	assisting our Board of Directors in its evaluation of the performance of our Board of Directors and each committee thereof; and
•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Committee Charters

Our Board of Directors has also adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each charter is available on the investor relations portion of our website at http://investor.tubemogul.com/corporate-governance.cfm.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a diversity of experience relevant to the Company’s activities and that complies with the NASDAQ Listing Rules and applicable SEC rules and regulations. Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee reviews the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee and considers the perceived needs of the Board of Directors as a whole, the candidate’s relevant background, experience and skills and expected contributions to the Board of Directors. Our Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors: (i) the highest personal and professional ethics, integrity and values and commitment to representing the long-term interests of the stockholders, (ii) an inquisitive and objective outlook and mature judgment, (iii) experience in positions with a high degree of responsibility and leadership roles in the companies and institutions with which they are, or have been, affiliated.

While the Company does not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Corporate Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors.

In addition, director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all responsibilities that will be expected of them by the Board of Directors and committees. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. The Company will annually solicit information from directors in order to monitor potential conflicts of interest and directors are expected to be mindful of their fiduciary obligations to the Company.

If the Nominating and Corporate Governance Committee believes at any time that it is desirable that the Board of Directors consider additional candidates for nomination, the Nominating and Corporate Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Committee annually evaluates the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating and Corporate Governance Committee regularly assesses the optimum size of the Board of Directors and its committees and the needs of the Board of Directors for various skills, background and business experience in determining if the Board of Directors requires additional candidates for nomination.

Stockholder Recommendations and Nominees

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board of Directors from stockholders. These candidates may be considered at meetings of the Nominating and Corporate Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above.

Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, age, contact information, principal occupation or employment and a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director, as well as any additional information required to be provided under securities laws and regulations. In order to be evaluated in connection with the Nominating and Corporate Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Secretary, TubeMogul, Inc., at 1250 53rd Street, Suite 2, Emeryville, CA 94608, by December 30, 2016, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?”

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our Board of Directors taking into account the directors’ schedules. Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted written Corporate Governance Guidelines that address the composition of the Board of Directors, criteria for board membership and other board governance matters. We have adopted a written Code of Business Conduct and Ethics, applicable to all of our directors, officers and employees, which outlines the principles of legal and ethical business conduct under which we do business. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements. The full text of our Code of Business Conduct and Ethics and our Corporate Governance Guidelines is posted on the Investor Relations portion of our website at http://investor.tubemogul.com/corporate-governance.cfm. Printed copies may also be obtained by any stockholder free of charge upon request to the Secretary, TubeMogul, Inc., in writing, at 1250 53rd Street, Suite 2, Emeryville, California 94608.

Non-Employee Director Compensation

Our non-employee directors, or Outside Directors, do not currently receive, and did not receive in 2015, any cash compensation for their service on our Board of Directors and committees of our Board of Directors. The following table provides information regarding total compensation that was granted to our Outside Directors during the year ended December 31, 2015.

Director Name	Stock Awards(1)	Option Awards(1)	Total
Ajay Chopra(2)	$48,784	48,774	97,558
Russell Fradin(3)	48,784	48,774	97,558
Ashu Garg(4)	48,784	48,774	97,558
Jack Lazar(5)	48,784	48,774	97,558
David Toth(6)	48,784	48,774	97,558

(1)

The amounts reported represent the aggregate grant-date fair value of the stock options and restricted stock units (RSUs) awarded during 2015, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock option reported in this column are set forth in Note 7 to our audited consolidated financial statements included in our Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

As of December 31, 2015, Mr. Chopra had (i) an option to purchase 5,679 shares at an exercise price of $15.37, which will vest and become exercisable on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date, and (iii) 3,174 restricted stock units which will vest and settle on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date.

(3)

As of December 31, 2015, Mr. Fradin had (i) an option to purchase 32,292 shares at an exercise price of $0.70 per share, which vest over a four-year period as follows: 1/4 of the shares underlying the option vested on the first anniversary of the vesting commencement date and 1/48th of the shares vest each month thereafter, subject to continued service with us through each vesting date, (ii) an option to purchase 5,679 shares at an exercise price of $15.37, which will vest and become exercisable on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date, and (iii) 3,174 restricted stock units which will vest and settle on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date.

(4)

As of December 31, 2015, Mr. Garg had (i) an option to purchase 5,679 shares at an exercise price of $15.37, which will vest and become exercisable on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date, and (iii) 3,174 restricted stock units which will vest and settle on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date.

(5)

As of December 31, 2015, Mr. Lazar had (i) an option to purchase 112,500 shares at an exercise price of $2.76 per share, which vest over a four-year period as follows: 1/48th of the shares underlying the option vested one month after the vesting commencement date and 1/48th of the shares vest each month thereafter, subject to continued service with us through each vesting date, (ii) an option to purchase 5,679 shares at an exercise price of $15.37, which will vest and become exercisable on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date, and (iii) 3,174 restricted stock units which will vest and settle on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date.

(6)

As of December 31, 2015, Mr. Toth had (i) an option to purchase 50,000 shares at an exercise price of $0.70 shares per share, which vest over a four-year period as follows: 1/48th of the shares underlying the option vest one month after the vesting commencement date and 1/48th of the shares underlying the option vest each month thereafter, subject to continued service with us through each vesting date, (ii) 6,250 restricted stock units, subject to both an event condition, which was satisfied in January 2015, and a three-year vesting period. Upon satisfaction of the event condition, 1/12th of the shares underlying the RSUs were vested as of April 21, 2014 and 1/12th of the shares underlying the RSUs vest every three months thereafter, subject to continued service with us through each vesting date, (iii) an option to purchase 5,679 shares at an exercise price of $15.37, which will vest and become exercisable on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date, and (iv) 3,174 restricted stock units which will vest and settle on the earlier of the day prior to the Annual Meeting or one year from grant, subject to continued services as a director through the applicable vesting date.

As of December 31, 2015, all Outside Directors held equity awards that would have been subject to accelerated vesting in connection with a change in control.

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2015, one of our directors, Mr. Wilson, our President and Chief Executive Officer, was an employee and did not receive any additional compensation for his services as director.

Outside Director Compensation Policy

In April 2014, our Board of Directors adopted a policy for the compensation for our Outside Directors. Outside Directors receive compensation in the form of equity granted under the terms of our 2014 Equity Incentive Plan (2014 Plan), as described below:

Initial award. Following the Company’s initial public offering in July 2014, each new person who becomes an Outside Director will be granted (i) an option to purchase shares having a grant date fair value equal to $100,000 (Initial Option), and (ii) RSUs with a grant date fair value equal to $100,000 (Initial RSU Award). The shares underlying the Initial Option and Initial RSU Award will vest and become exercisable, as to one-third of the shares subject to such award on each anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date.

Annual award. On the date of each annual meeting of our stockholders, each Outside Director who has served on our Board of Directors for at least the preceding six months will be granted (i) an option to purchase shares having a grant date fair value equal to $50,000, or the Annual Option, and (ii) RSUs with a grant date fair value equal to $50,000, or the Annual RSU Award. All of the shares underlying the Annual Option and Annual RSU Award will vest and become exercisable upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of the date of this proxy statement. Officers are elected annually by our Board of Directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors, executive officers or key employees.

Name	Age	Position
Executive Officers
Brett Wilson	42	Chief Executive Officer, President and Director
Paul Joachim	50	Chief Financial Officer
Robert Gatto	52	Chief Operating Officer
Keith Eadie	38	Chief Marketing and Strategy Officer
Eric Deeds	45	General Counsel and Secretary

Executive Officers

Brett Wilson’s biography can be found on page 7 of this proxy statement with the biographies of the other members of the Board of Directors. Biographies for our other executive officers are below.

Paul Joachim has served as our Chief Financial Officer since April 2013. He served as our Chief Revenue Officer from February 2012 to March 2013. Prior to joining us, from February 2006 to January 2012, Mr. Joachim was employed by Vibrant Media, Inc., a digital advertising company, most recently as Senior Vice President and Managing Director, Americas. Previously, he was a Managing Director with investment banking firm Jefferies Broadview where he worked from 1995 to 2006. Mr. Joachim was with IBM in sales from 1988 to 1993. Mr. Joachim holds a B.S. in Mechanical Engineering from the University of California, Berkeley and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Robert Gatto has served as our Chief Operating Officer since March 2016. From January 2015 to March 2016, Mr. Gatto served as Senior Vice President, Global Sales, at NeuStar, Inc. (NeuStar), a real-time, cloud-based information services provider. From November 2013 to January 2015, he was Senior Vice President, Media & Advertising at NeuStar. Prior to joining NeuStar, Mr. Gatto was President of Aggregate Knowledge, Inc., a media analytics firm, from October 2012 until October 2013 when it was acquired by NeuStar. From January 2011 to October 2012, Mr. Gatto served as the Chief Executive Officer of Point Roll, Inc., a provider of digital marketing technology. Mr. Gatto holds a B.S. in Communications from Northern Illinois University.

Keith Eadie has served as our Chief Marketing and Strategy Officer since March 2016. From January 2014 to March 2016, Mr. Eadie served as our Chief Marketing Officer. He also served as our Vice President of Marketing from January 2012 to January 2014 and our Director of Marketing from June 2010 to December 2011. Prior to joining us, from September 2008 to May 2010, Mr. Eadie served as a technology and digital media consultant for the Boston Consulting Group, a management consulting firm. Mr. Eadie holds a B.Com. from the University of British Columbia and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Eric Deeds has served as our General Counsel and Secretary since April 2013. From October 1999 to March 2013, Mr. Deeds served as an attorney in the Corporate and Securities practice group at DLA Piper LLP (US). Mr. Deeds holds a B.A. in Economics from the University of Michigan and a J.D. from the Georgetown University Law Center.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by, or paid to our Chief Executive Officer and two other mostly highly compensated individuals who served as our executive officers during the year ended December 31, 2015. Throughout this proxy statement, these three officers are referred to as our named executive officers:

•	Brett Wilson, our President and Chief Executive Officer;
•	Paul Joachim, our Chief Financial Officer; and
•	Chip Scovic, our former Chief Revenue Officer, and current General Manager, Global Enterprise Sales.

2015 Summary Compensation Table

The following table presents summary information regarding the total compensation earned during 2015 and 2014 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Brett Wilson	2015	325,000	—	1,451,502	—	229,667(4)	—	4,500	2,010,669
President and Chief Executive Officer	2014	325,000	50,000(2)	—	7,898,633(3)	125,000(4)	—	—	8,398,633

Paul Joachim(5)	2015	275,000	—	635,029	—	151,823(4)	—	6,000	1,067,852
Chief Financial Officer	2014	—	—	—	—	—	—	—	—

Chip Scovic(5)	2015	250,000	—	453,595	—	242,296(6)	—	4,500	950,391
Former Chief Revenue Officer, General Manager, Global Enterprise Sales	2014	—	—	—	—	—	—	—	—

(1)

The amounts reported reflect the aggregate grant date fair value of RSU awards and option awards granted during the year as computed in accordance with ASC Topic 718. The assumptions used to calculate these amounts are discussed in Note 7 to our notes to consolidated financial statements included in our Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Based on the Company’s financial performance in 2014, the Board of Directors approved a discretionary bonus for Brett Wilson of $50,000.
(3)

In November 2014, Mr. Wilson was granted options for 308,028 shares subject to standard vesting terms under the 2014 Plan and options for 385,035 shares under the 2014 Plan subject to both market-based performance conditions as well as time-based vesting conditions. Performance options for 154,014 shares will begin vesting if the Company achieves a market capitalization of $700 million, maintained for 90 consecutive trading days, and will then vest in equal monthly increments over the subsequent 24 months. Performance options for 231,021 shares will begin vesting if the Company achieves a market capitalization of $1 billion, maintained for 90 consecutive trading days, and will then vest in equal monthly increments over the subsequent 24 months. If the Company does not achieve either of these market capitalization conditions during the period of Mr. Wilson’s service to the Company, the performance options will not vest and will not be a source of compensation value for Mr. Wilson. We have calculated the grant date fair value of these market-based performance options in accordance with ASC Topic 718 as $4.6 million, which is included in the figure set forth in the table above and will be recognized over a requisite service period. The vesting conditions and assumptions used to calculate the grant date fair value of these market-based performance options are discussed in further detail in Note 7 to our notes to consolidated financial statements included in our Annual Report.

(4)

These amounts consist of payments earned for achievement of mutually agreed-upon performance objectives. See “2015 Executive Bonus Arrangements” below for further information on awards made pursuant to these arrangements. Amounts earned are payable annually, with such payments made in the first quarter of the following fiscal year, except for Mr. Scovic’s payments which are paid quarterly as described in the “—Sales Incentive Compensation Arrangement” section below.

(5)	Mr. Joachim and Mr. Scovic became named executive officers in fiscal year 2015 and therefore fiscal 2014 compensation information is not provided.
(6)

The amounts consist of cash incentive awards earned for achievement of mutually agreed-upon sales objectives. See the “—Sales Incentive Compensation Arrangement” section below for further information on awards made under this plan.

(7)	Consists of matching contributions to the 401(k) Plan.

2015 Executive Non-Equity Incentive Plan Compensation

Our named executive officers were eligible to receive performance-based bonuses during fiscal year 2015 which provided for cash payments based upon achievement of specified performance objectives as approved by our Board of Directors in July 2015.

Mr. Wilson’s performance objectives included achievement of annual gross profit, Adjusted EBITDA and spend targets, which were weighted at 50%, 25% and 25%, respectively.

Mr. Joachim performance objectives included achievement of an annual gross profit target.

Following the end of the year, our Compensation Committee reviewed the achievement of Mr. Wilson’s objectives and approved the cash incentive amount earned by Mr. Wilson. Mr. Wilson, in consultation with our Compensation Committee, reviewed the achievement of Mr. Joachim’s objectives, and approved the cash incentive amount earned by Mr. Joachim. Messrs. Wilson and Joachim’s cash incentive amounts are as described in “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table.

Sales Incentive Compensation Arrangement

Chip Scovic, our former Chief Revenue Officer, participated in a sales incentive compensation arrangement based on achievement of certain specified annual sales targets. The amounts under the incentive compensation opportunity were calculated by multiplying the executive’s effective commission rate by the achieved sales targets. Under the terms of the arrangement, commissions were payable following the close of the quarter or the end of the year in which commissions were earned, depending on the sales target. The amounts paid under the sales incentive compensation arrangement is described in the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table.

Executive Employment Arrangements

We entered into an offer letter with each of our named executive officers, which sets forth the terms and conditions of such officer’s employment with us. The initial compensation agreed to for each of our Named Executive Officers has been adjusted over time in accordance with our compensation policies and practices. Our named executive officers are also eligible to participate in the employee benefit plans made available to most of our other employees, and provide for post-employment compensation and change in control benefits as described below. The offer letters have no specific term and constitutes at-will employment.

Post-Employment Compensation and Change in Control Payments and Benefits

Our offer letters with our named executive officers described above provide that upon Termination Without Cause or Resignation for Good Reason (as defined in their offer letters), the separating named executive officer will receive (a) payment of three months of salary (or twelve months of salary for Mr. Wilson, our Chief Executive Officer) in accordance with our standard payroll procedures and (b) a lump sum payment of six months of health care premiums for such named executive officer and his eligible dependents. In addition, upon Termination Without Cause or Resignation for Good Reason within 90 days prior to or 12 months after a Change in Control (as defined in their offer letters), all unvested stock options (with respect to Mr. Wilson’s market-based performance options, provided the market capitalization conditions are met), RSUs and other equity awards held by the named executive officer will vest in full. With respect to the offer letters of our named executive officers described above, “Good Reason” means a named executive officer’s resignation within 60 days after one of the following conditions has come into existence without the consent of the named executive officer: (i) a more than 20% reduction in base salary (other than a proportional reduction applicable to all executive officers), (ii) a material reduction in their level of authority, duties or responsibilities, provided that a change in title alone in connection with a Change in Control will not constitute a material reduction of authority, duties or responsibilities; and (iii) a relocation of their principal workplace by more than 50 miles. A Termination for Good Reason also requires compliance with certain notice and cure period provisions. Receipt of these severance benefits is contingent upon the named executive officer executing and not revoking a general release of claims in favor of us and our affiliates. Our offer letters have no specific term and constitute at-will employment.

401(k) Plan

We maintain a tax-qualified retirement plan for our eligible U.S. employees, including our executive officers, which provide them with an opportunity to save for retirement on a tax-advantaged basis. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. The 401(k) Plan offers a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation on a traditional pre-tax basis or on a post-tax basis through a Roth contribution arrangement, up to the statutorily prescribed limit and have the amount of their compensation reduction contributed to the 401(k) Plan. Both pre-tax contributions and post-tax Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant's directions. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions (other than Roth contributions) are not taxable to the employees until distributed from the 401(k) Plan. Roth contributions are made on an after-tax basis, but earnings grow tax free and distributions upon retirement are not taxable if certain qualifications are met. Contributions by us, if any, are deductible when made. Under the 401(k) Plan, we match 25% of a participant’s contribution, which vests over a four-year period with 25% vesting upon each anniversary of a participant’s employment date, subject to the participant’s continued service with us.

Outstanding Equity Awards as of December 31, 2015

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2015. With the exception of Mr. Joachim, our named executive officers did not hold any restricted stock or other stock awards as of December 31, 2015.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)(2)
Brett Wilson	2/18/2010	50,000	—	0.20	2/18/2020	—	—
	12/9/2010	250,000	—	0.60	12/9/2020	—	—
	4/19/2012(3)(4)(5)	45,833	4,167	0.70	4/19/2022	—	—
	11/11/2013(4)(5)(6)(7)	124,999	125,000	2.76	11/11/2023	—	—
	11/12/2014(3)(5)(8)	83,424	224,604	17.04	11/12/2024	—	—
	11/12/2014(9)(10)	—	385,035	17.04	11/12/2024	—	—
Paul Joachim	4/19/2012(11)	260,000	12,500	0.70	4/19/2022	—	—
	4/11/2014(12)	—	—	—	4/11/2024	14,063	191,257
	11/12/2014(13)	12,718	34,247	17.04	11/12/2024	—	—
Chip Scovic	6/10/2013(14)	126,897	100,000	2.32	6/10/2023	—	—
	11/12/2014(15)	8,201	22,081	17.04	11/12/2024	—	—

(1)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our Board of Directors.
(2)

This column represents the market value of the shares of common stock underlying the RSUs as of December 31, 2015, based on the closing price of our common stock, as reported on the NASDAQ Stock Market, of $13.60 per share on December 31, 2015.

(3)

The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares underlying the option vest one month after the vesting commencement date and 1/48th of the shares underlying the option vest each month thereafter, subject to continued service with us through each vesting date.

(4)

Option is subject to 100% acceleration of vesting if the successor entity does not assume, continue or otherwise substitute for the awards upon a qualifying Change of Control (as defined in the 2007 Plan).

(5)	Option is subject to 100% acceleration of vesting upon a qualifying termination of the named executive officer’s employment with us following a change in control.
(6)

The shares subject to the stock option vest over a four-year period as follows: 1/2 of the shares underlying the option vest on the two-year anniversary of the vesting commencement date, 1/4 of the shares underlying the option vest on the three-year anniversary of the vesting commencement date and the remaining 1/4 of the shares underlying the option shall vest on the four-year anniversary of the vesting commencement date, subject to continued service with us through each vesting date.

(7)	Consists of (i) an incentive stock option to purchase 53,197 shares and (ii) a nonstatutory stock option to purchase 196,802 shares, both of which have identical expiration dates and exercise prices.
(8)	Consists of (i) an incentive stock option to purchase 11,236 shares and (ii) a nonstatutory stock option to purchase 296,792 shares, both of which have identical expiration dates and exercise prices.
(9)

The shares subject to the stock option vest as follows: upon the Company’s achievement of pre-established market capitalizations maintained for 90 consecutive trading days, 154,014 and 231,021 shares respectively, will vest monthly over two years at a rate of 1/24th per month, subject to continued service with us through each vesting date.

(10)

Option is subject to 100% acceleration of vesting upon a qualifying termination of the named executive officer’s employment with us following a change in control provided market capitalization performance conditions have been met.

(11)

The shares subject to the stock option vest over a four-year period as follows: 1/4 of the shares underlying the option vest on the one-year anniversary of the vesting commencement date and 1/48th of the shares underlying the option vest each month thereafter, subject to continued service with us through each vesting date.

(12)

The shares subject to the RSU award vest over a four year period as follows: 1/16th of the RSUs vest on the three-month anniversary of the vesting commencement date and 1/16th of the RSUs vest each quarter thereafter, subject to continued service with us through each vesting date.

(13)	Consists of (i) an incentive stock option to purchase 20,879 shares and (ii) a nonstatutory stock option to purchase 26,086 shares, both of which have identical expiration dates and exercise prices.

(14)	Consists of (i) an incentive stock option to purchase 154,309 shares and (ii) a nonstatutory stock option to purchase 145,691 shares, both of which have identical expiration dates and exercise prices.
(15)	Consists of (i) an incentive stock option to purchase 8,342 shares and (ii) a nonstatutory stock option to purchase 21,940 shares, both of which have identical expiration dates and exercise prices.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2007 Equity Compensation Plan (2007 Plan), the 2014 Plan and the 2014 Employee Stock Purchase Plan (ESPP), which have been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2015:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders(2)	6,332,715	$6.55	995,491
Equity compensation plans not approved by stockholders	—	—	—
Total	6,332,715	$6.55	995,491

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)

Includes the following plans: our 2014 Plan, our ESPP, and our 2007 Plan. The 2014 Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1, 2015 and each subsequent anniversary through 2024, by an amount equal to the smaller of (a) five percent (5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (b) an amount determined by our Board of Directors. Our ESPP provides for annual increases in the number of shares available for issuance under the ESPP on the first day of each fiscal year beginning in 2015 and each subsequent anniversary through 2024, equal to the smallest of: (i) two percent (2%) of the issued and outstanding shares of our common stock on the immediately preceding December 31 or (ii) such other amount as may be determined by our Board of Directors. On January 1, 2016, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 1,767,183 shares and 706,873 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and officers, which are described in the sections titled “Board of Directors and Corporate Governance” and “Executive Compensation” above, we describe below transactions and series of similar transactions, since the beginning of January 1, 2015, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements generally provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, penalties, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law.

GoPro, Inc.

GoPro is a TubeMogul client. During fiscal year 2015, TubeMogul recognized $1.3 million in spend from GoPro. Jack Lazar served as the CFO of GoPro throughout fiscal year 2015.

AdRise, Inc.

AdRise is a TubeMogul media supplier. During fiscal year 2015, TubeMogul purchased $0.7 million in media inventory from adRise. Foundation Capital is an investor in adRise and a holder of more than 5% of our capital stock. Mr. Garg is a general partner at Foundation Capital and also serves as a member of the board of directors of adRise.

Related Party Transaction Policy

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions governing the review and approval of transactions between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant factors regarding the transaction, the related person’s relationship to TubeMogul and interest in the transaction, the material facts of the proposed transaction, including the aggregate value of the transaction, impact on the independence, the role of Company employees in arranging the transaction, the impact on the independence of any director, the potential costs and benefits to the Company, and whether the transaction is otherwise on terms that are fair to the Company and comparable to those that could be obtained in an arms-length negotiation with an unrelated third party. Any member of the Audit Committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The Related Party Transactions Policy does not cover employment of executive officers and director compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2016 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock.

Applicable percentage ownership in the following table is based on 35,691,309 shares of our common stock outstanding as of March 31, 2016. Shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2016, are deemed to be outstanding and to be beneficially owned by the person holding the stock option or warrant for the purpose of computing the number and percentage ownership of outstanding shares of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TubeMogul, Inc., 1250 53rd Street, Suite 2, Emeryville, CA 94608.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Named Executive Officers and Directors:
Brett Wilson(2)	1,961,940	5.4%
Paul Joachim(3)	300,644	*
Chip Scovic(4)	208,248	*
Ajay Chopra(5)	5,341,158	15.0
Dave Toth(6)	185,153	*
Ashu Garg	—	—
Russell Fradin(7)	47,916	*
Jack Lazar(8)	96,105	*
All executive officers and directors as a group (10 persons)(9)	8,202,433	22.2%
5% Stockholders:
Entities affiliated with Trinity TVL X, LLC(10)	5,341,158	15.0%
Entities affiliated with Foundation Capital, LLC(11)	7,100,829	19.9
Entities affiliated with Discovery Group I, L.L.C.(12)	1,908,145	5.3

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

This table is based upon the most current information supplied to us by current and former named executive officers, executive officers and directors of the Company and upon information gathered by us about principal stockholders known to us based on a Schedule 13G or 13D filed with the SEC. Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)

Consists of (i) 1,307,070 shares held of record by Mr. Wilson (ii) 590,509 shares subject to options exercisable within 60 days of March 31, 2016, (iii) 8,361 shares subject to RSUs vesting within 60 days of March 31, 2016, (iv) 55,500 shares held of record by his children, and (v) 500 shares held of record by his niece and nephew.

(3)

Consists of (i) 10,968 shares held of record by Mr. Joachim, (ii) 284,611 shares subject to options exercisable within 60 days of March 31, 2016, and (iii) 5,065 shares subject to RSUs vesting within 60 days of March 31, 2016.

(4)

Consists of (i) 46,134 shares held of record by Mr. Scovic, (ii) 159,502 shares subject to options exercisable within 60 days of March 31, 2016 and (iii) 2,612 shares subject to RSUs vesting within 60 days of March 31, 2016.

(5)

Consists of shares held by Trinity Ventures X, L.P. (Trinity X), Trinity X Entrepreneurs’ Fund, L.P (Trinity EF X) and Trinity X Side-By-Side Fund, L.P. (Trinity SBS X). Mr. Chopra may be deemed to have shared voting and investment power over the shares held by these limited entities. See footnote (10) below for additional details.

(6)

Consists of (i) 134,632 shares held of record by Mr. Toth, (ii) 50,000 shares subject to options exercisable within 60 days of March 31, 2016 and (iii) 521 shares subject to RSUs vesting within 60 days of March 31, 2016.

(7)	Consists of (i) 17,708 shares held of record by Mr. Fradin and (ii) 30,208 shares subject to options exercisable within 60 days of March 31, 2016.

(8)	Consists of (i) 23,450 shares held of record by Mr. Lazar, (ii) 72,655 shares subject to options exercisable within 60 days of March 31, 2016.
(9)

Consists of (i) 6,895,055 shares beneficially owned by our current directors and executive officers, (ii) 1,285,861 shares subject to options exercisable within 60 days of March 31, 2016 and (iii) 21,517 shares subject to RSUs vesting within 60 days of March 31, 2016.

(10)

Based on information reported on a Schedule 13D/A filed with the SEC on March 4, 2016, consists of (a) 5,260,499 shares held by Trinity X, (b) 50,870 shares held by Trinity EF X, and (b) 29,789 shares held by Trinity SBS X. Trinity TVL X, LLC, the general partner of Trinity X, Trinity EF X, and Trinity SBS X, has sole voting and investment power with respect to the shares held by Trinity X, Trinity EF X and Trinity SBS X. The management members of Trinity TVL X, LLC are Lawrence K. Orr, Noel J. Fenton, Augustus O. Tai, Fred Wang, Patricia Nakache, Ajay Chopra, Karan Mehandru, Daniel Scholnick, Nina Labatt and TVL Management Corporation. The address for each of these aforementioned entities is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(11)

Based on information reported on a Schedule 13D/A filed with the SEC on March 15, 2016, consists of (a) 7,018,097 shares held by Foundation Capital VI, LP (FC6), and (b) 82,732 shares held by Foundation Capital VI Principals Fund, L.L.C. (FC6P). Foundation Capital Management Co. VI, L.L.C. (FCM6) serves as the sole general partner of FC6 and serves as the manager of FC6P. FCM6 possesses voting and dispositive power over the shares owned by FC6 and FC6P. As such, FCM6 possesses voting and dispositive power over the shares held by FC6 and FC6P, and may be deemed to have indirect beneficial ownership of the shares held by FC6 and FC6P. FCM6 owns no securities of TubeMogul directly. The principal business address for all entities affiliated with Foundation Capital is 250 Middlefield Road, Menlo Park, CA 94025.

(12)

Based on information reported on a Schedule 13D filed with the SEC on September 4, 2015, consists of 1,908,145 shares of common stock beneficially owned by Discovery Equity Partners, L.P. (Discovery Equity Partners). Discovery Group I, LLC (Discovery Group) is the sole general partner of Discovery Equity Partners. Michael R. Murphy and Daniel J. Donoghue are the sole managing members of Discovery Group. As a consequence, Discovery Group and Messrs. Donoghue and Murphy may be deemed to share beneficial ownership of all of the shares of common stock owned by Discovery Equity Partners.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the NASDAQ Listing Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on TubeMogul’s website at http://investor.tubemogul.com/corporate-governance.cfm.

The Audit Committee oversees TubeMogul’s financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for retaining TubeMogul’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. TubeMogul’s independent registered public accounting firm, KPMG LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management TubeMogul’s audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of TubeMogul’s internal controls and the overall quality of TubeMogul’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to TubeMogul’s Board of Directors that TubeMogul’s audited financial statements be included in TubeMogul’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE

Jack Lazar, Chair
Ajay Chopra
David Toth

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of TubeMogul, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that TubeMogul, Inc. specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2015 were satisfied, except for the Forms 4 with respect to one transaction (withholding shares in order to cover withholding taxes in connection with the vesting and release of certain RSUs) for each of Messrs. Deeds and Joachim, each filed one day late due to administrative error.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding TubeMogul stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Internet Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or proxy statement mailed to you, please submit a written request to our Secretary at 1250 53rd Street, Suite 2, Emeryville, California 94608, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy card or voting instruction form or other proxy materials for purposes of the Annual Meeting, you should follow the instructions included in the Internet Notice that was sent to you. You can also contact the Secretary at the address above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has nominated David Toth as nominee for election as the Class II director of the Board of Directors at the Annual Meeting. Management’s nominees for election by the stockholders to this position is the current Class II director of the Board of Directors.

If elected, the nominee will serve as director until our annual meeting of stockholders in 2019 and until his respective successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as we may designate. The proxies cannot vote for more than one person.

The nominee for Class II director receiving the highest number of votes will be elected as the Class II director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS II DIRECTOR NOMINEE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected KPMG LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of TubeMogul, Inc. for the fiscal year ending December 31, 2016. KPMG LLP has acted in such capacity since its appointment in fiscal year 2013.

At the Annual Meeting, stockholders will be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our Board of Directors submits the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2016 if our Audit Committee believes that such a change would be in the best interests of TubeMogul and its stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

The following table sets forth the aggregate fees billed to TubeMogul for the fiscal years ended 2015 and 2014 by KPMG LLP:

	Years Ended December 31,
	2015	2014
Audit fees(1)	$1,274,111	$1,949,181
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	138,060	49,735
Total	$1,412,171	$1,998,916

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings. 2014 and 2015 include fees related to our initial public offering of common stock in July 2014 and our follow-on public offering in June 2015, respectively.

(2)	Consist of fees billed for professional services rendered for international executive services.

The Audit Committee has determined that all services performed by KPMG LLP are compatible with maintaining the independence of KPMG LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority in voting power of the shares in present in person or represented by proxy is required for approval of this proposal. Abstentions will have the effect of a vote against the proposal. If the stockholders do not approve the ratification of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

Solicited by the Board of Directors The undersigned stockholder of TubeMogul, Inc., a Delaware corporation (TubeMogul or the Company), hereby acknowledges receipt of the Notice of 2016 Annual Meeting of Stockholders and Proxy Statement of TubeMogul, each dated April 29, 2016, and hereby appoints Brett Wilson and Eric Deeds, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of TubeMogul to be held on June 16, 2016 at 11:00 a.m. Pacific Time at TubeMogul, Inc., 1250 53rd Street, Suite 2, Emeryville, California, 94608, and at any adjournment or postponements thereof, and to vote all shares of common stock, $0.001 par value, of TubeMogul, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy and on such other matters as may properly come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. SEE REVERSE SIDE t t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held JUNE 16, 2016: The Notice, Proxy Statement and Annual Report to Stockholders are available for review at http://www.viewproxy.com/tubemogul/2016

1

Please mark votes as in this example The Board of Directors recommends you vote FOR the following proposals: FOR AGAINST ABSTAIN 1. To elect a Class II director to hold office for a 3-year term until his respective 2. To ratify the appointment of KPMG LLP successor is elected and qualified. as the Company’s independent registered FOR WITHHOLD public accounting firm for the fiscal year 01 David Toth ending December 31, 2016. I plan on attending the Meeting • NOTE: AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date:  Signature Signature (Joint Owners) CONTROL NUMBER t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

2